Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Orla Mining Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Subscription Receipts		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$223,110,000 (2)	$0.0001102	$24,587
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$223,110,000 (2)		$24,587
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$21,915
	Net Fee Due (3)							$2,672

(1) There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, warrants, subscription receipts or units of the registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price of not to exceed US$223,110,000 (converted from C$300,000,000 at an exchange rate of C$1.00=US$0.7437, which was the daily exchange rate as reported by the Bank of Canada on April 12, 2023, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed US$223,110,000.

(3) The Registrant previously paid US$25,733 in registration fees with respect to the Registration Statement on Form F-10 (File No. 333-252957) filed on February 10, 2021, as amended by Amendment No. 1 to the Registration Statement on Form F-10 (File No. 333-252957) filed on March 12, 2021 (together, the “2021 Registration Statement”), pertaining to the registration of US$235,860,000 of securities of the Registrant, of which US$200,860,000 remained unutilized and, therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is US$24,587, taking into consideration the available offset of US$21,915 from the 2021 Registration Statement, the Registrant has accordingly transmitted US$2,672 for this Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Orla Mining Ltd.	F-10	333-252957	February 10, 2021		$3,818 (1)	Equity/Debt/Other (2)	Equity/Debt/Other (2)	$200,860,000	$200,860,000
Fee Offset Sources	Orla Mining Ltd.	F-10	333-252957		February 10, 2021						$25,733 (1)

(1) This amount is based on US$200,860,000 of unsold securities, calculated based upon the daily exchange rate reported by the Bank of Canada on June 30, 2021, the date used to calculate the exchange rate for all securities sold, which was C$1.00=US$0.8068.

(2)  The Registrant registered under the 2021 Registration Statement such indeterminate number of Common Shares, Debt Securities, Warrants, Subscription Receipts or Units of the Registrant as shall have an aggregate initial offering price not to exceed US$235,860,000.

(3) The Registrant has terminated or completed any offerings that included the unsold securities under the 2021 Registration Statement.